ILLINOIS CENTRAL CORPORATION
               DIRECTORS DEFERRED COMPENSATION PLAN
         (As Amended and Restated Effective May 1, 1997)

                           CERTIFICATE


     I, , Secretary of Illinois Central Corporation, hereby certify that the attached document is a correct copy of the Illinois Central Corporation Directors Deferred Compensation Plan, As Amended and Restated effective May 1, 1997.

          Dated this          day of May, 1997.




                               As Secretary as Aforesaid

                                             (Seal)

                   ILLINOIS CENTRAL CORPORATION
               DIRECTORS DEFERRED COMPENSATION PLAN
         (As Amended and Restated Effective May 1, 1997)


                        TABLE OF CONTENTS

                                                             Page
ARTICLE I  -   DEFINITIONS . . . . . . . . . . . . . . . . . . .1
ARTICLE II  -   COMPENSATION DEFERRAL CONTRIBUTIONS. . . . . . .4
     2.1. Compensation Deferral Elections. . . . . . . . . . . .4
     2.2. Investment Elections . . . . . . . . . . . . . . . . .6
ARTICLE III  -  PARTICIPANT SUBACCOUNTS. . . . . . . . . . . . .7
     3.1  Stock Unit Subaccounts . . . . . . . . . . . . . . . .7
     3.2  Dividends. . . . . . . . . . . . . . . . . . . . . . .7
     3.3  Adjustments. . . . . . . . . . . . . . . . . . . . . .8
     3.4  Cash Subaccounts . . . . . . . . . . . . . . . . . . .8
     3.5  Account Statements . . . . . . . . . . . . . . . . . .8
ARTICLE IV  -  DISTRIBUTION OF COMPENSATION DEFERRALS. . . . . .9
     4.1. Cessation of Deferrals . . . . . . . . . . . . . . . .9
     4.2. Manner of Distribution . . . . . . . . . . . . . . . .9
     4.3. Time of Distribution . . . . . . . . . . . . . . . . 10
     4.4. Form of Distribution . . . . . . . . . . . . . . . . 10
     4.5. Distribution Due to Death. . . . . . . . . . . . . . 11
     4.6. Change in Distribution Election. . . . . . . . . . . 11
     4.7. Unscheduled Withdrawal Right . . . . . . . . . . . . 12
     4.8. Hardship Distribution. . . . . . . . . . . . . . . . 14
ARTICLE V  -  ADMINISTRATION OF THE PLAN . . . . . . . . . . . 15
     5.1. Administration by the Committee. . . . . . . . . . . 15
     5.2.      Powers and Duties of Committee. . . . . . . . . 15
ARTICLE VI  -  AMENDMENT OR TERMINATION. . . . . . . . . . . . 15
     6.1. Amendment or Termination . . . . . . . . . . . . . . 15
     6.2. Effect of Amendment or Termination . . . . . . . . . 16
ARTICLE VII  -  GENERAL PROVISIONS . . . . . . . . . . . . . . 16
     7.1. Participants' Rights Unsecured . . . . . . . . . . . 16
     7.2. Trust Agreement. . . . . . . . . . . . . . . . . . . 17
     7.3. No Guaranty of Benefits. . . . . . . . . . . . . . . 17
     7.4. No Enlargement of Rights . . . . . . . . . . . . . . 17
     7.5. Spendthrift Provision. . . . . . . . . . . . . . . . 17
     7.6. Applicable Law . . . . . . . . . . . . . . . . . . . 18
     7.7. Incapacity of Recipient. . . . . . . . . . . . . . . 18
     7.8. Corporate Successors . . . . . . . . . . . . . . . . 18
     7.9. Unclaimed Benefit. . . . . . . . . . . . . . . . . . 19
     7.10.     Limitations on Liability. . . . . . . . . . . . 19
     7.11.     Claims Procedure. . . . . . . . . . . . . . . . 19
     7.12.     Internal Revenue Service Action . . . . . . . . 20
     7.13.     Withholding . . . . . . . . . . . . . . . . . . 21
     7.14.     Notice. . . . . . . . . . . . . . . . . . . . . 21
     7.15.     Shares Issued under the Plan. . . . . . . . . . 22
     7.16 Postponement of Issuance of Common Stock . . . . . . 22

                   ILLINOIS CENTRAL CORPORATION
               DIRECTORS DEFERRED COMPENSATION PLAN
         (As Amended and Restated Effective May 1, 1997)


     The Illinois Central Corporation Directors Deferred Compensation Plan was initially adopted, effective January 1, 1995, for the Directors of Illinois Central Corporation. The Plan is hereby amended and restated effective May 1, 1997. The purpose of the Plan is to permit Directors to contribute a portion of their Compensation on a pre-tax basis toward retirement benefits and to attract, retain and motivate highly qualified individuals to serve as Directors of Illinois Central Corporation.

     Accordingly, Illinois Central Corporation hereby adopts this amendment and restatement of the Plan pursuant to the terms and provisions set forth below:


                            ARTICLE I
                           DEFINITIONS

     Wherever  used  herein  the   following   terms  shall  have  the  meanings
hereinafter set forth:

     1.1. "Account" means the account maintained under the Plan by the Committee in the Participant's name to which Compensation deferrals and earnings, gains and losses are credited in accordance with the Plan. A Participant shall be fully vested in the amount in his Account at all times.

     1.2. "Board" means the Board of Directors of the Company.

     1.3. "Cash Subaccount" means the portion of a Participant's Account that is not invested in Stock Units.

     1.4.   "Committee"  means  the  Illinois  Central  Benefit   Administration
Committee that is responsible for the administration of the Plan.

     1.5. "Company" means Illinois Central Corporation, a Delaware corporation, or, to the extent provided in Section 7.8 below, any successor corporation or other entity resulting from a merger or consolidation into or with the Company, or a transfer or sale of substantially all of the assets of the Company.

     1.6. "Company Stock" means the common stock of the Company.

     1.7. "Compensation" means the fees and other monies paid to a Participant for service as a Director in any Plan Year, including, but not limited to annual fees and per-meeting fees.

     1.8. "Crediting Interest Rate" means a rate of interest established for each Plan Year equal to 120 percent of the 120-month rolling average of the U.S. 10-Year Treasury Note rate, determined as of the fifteenth day of the last month of the preceding Plan Year.

     1.9. "Director" means a member of the Illinois Central Corporation Board of Directors who is not also an employee of the Company or any related company.

     1.10. "Fair Market Value" means the closing price of a share of Common Stock as of a given date on the New York Stock Exchange on such date, or if such date is not a regular trading date on such Exchange, on the next following regular trading date.

     1.11. "Participant" means a Director of the Company who has completed the Plan election and enrollment forms provided by the Committee.

     1.12. "Plan" means the Illinois Central Corporation Directors Deferred Compensation Plan as set forth herein and as hereinafter amended from time to time.

     1.13. "Plan Year" means: (i) prior to January 1, 1997, the period that approximates the calendar year, for which the Company reports income to Directors on Internal Revenue Service forms; (ii) beginning May 1, 1997, the 12-month period beginning each May 1 and ending on the next following April 30; and (iii) a short Plan Year beginning January 1, 1997 and ending April 30, 1997.

     1.14. "Stock Units" means units equivalent to Common Stock.

     1.15. "Stock Unit Subaccount" means the portion of a Participant's Account that is invested in Stock Units.

     1.16. "Termination Date" means the date on which a Participant ceases to be a Director for any reason.

     1.17. Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings used herein are included for ease of reference only and are not to be construed so as to alter the terms hereof.


                                   ARTICLE II
                       COMPENSATION DEFERRAL CONTRIBUTIONS

     2.1. Compensation Deferral Elections. A. Any Director may elect to become a Participant in the Plan by completing the election form provided by the Committee. A Participant may elect to defer the receipt of all or a portion of the Compensation otherwise payable to him by the Company in any Plan Year until his Termination Date. The amount of Compensation deferred by a Participant for any Plan Year shall be a fixed dollar amount (not less than $5,000 or $1,667 for the short Plan Year beginning January 1, 1997 and ending April 30, 1997), or a whole number percentage of such Compensation up to one hundred percent (100%) of such Participant's Compensation.

     B. The election form by which a Participant elects to defer Compensation as provided in the Plan, including the election set forth in paragraph B of Section 2.2, shall be in writing, signed by the Participant, and delivered to the Committee prior to the first day of the calendar year that includes the first day of the first Plan Year in which the Compensation to be deferred is otherwise payable to the Participant; except that:

          (1) In the Plan Year in which the Plan was initially implemented, a Participant was able to elect to defer Compensation for services performed subsequent to the date of the election, provided that the election form was delivered to the Committee by January 30, 1995; and

          (2) In the Plan Year in which a Participant first becomes eligible to participate in the Plan, such Participant may make an election, within 30 days after the date the Participant becomes eligible, to defer Compensation payable for services to be performed subsequent to the date the election form is delivered to the Committee;

          (3) An election to defer Compensation for any Plan Year shall remain in effect for future Plan Years unless the Participant expressly revokes such election or completes a new election pursuant to an election or revocation form delivered to the Committee prior to the first day of the Plan Year for which such revocation or new election is to be effective.

Except as provided in clause (2) above, a deferral election made by a Participant shall be irrevocable with respect to all Compensation payable for services to be performed in the Plan Year next commencing subsequent to the date the election form is delivered to the Committee.

     2.2. Investment Elections. A. All Compensation deferred by a Participant pursuant to an election form delivered to the Committee for a Plan Year commencing prior to May 1, 1997 shall be credited to the Participant's Cash Subaccount.

     B. A Participant shall elect,  pursuant to a written election  described in
Section 2.1, made for any Plan Year commencing on or after May 1, 1997, to have all or a whole number percentage of the Compensation deferred credited to his Stock Unit Subaccount or to his Cash Subaccount. The amount credited to either Subaccount for any Plan Year shall not be less than $2,500. An election made pursuant to this paragraph B shall be included in the election form for the applicable Plan Year described in Section 2.1; provided, however, that an election pursuant to this paragraph for the Plan Year commencing on May 1, 1997 shall be made by a separate written election form delivered by a Participant to the Committee no later than June 30, 1997. If a Participant does not make an election pursuant to this paragraph with respect to all or any portion of the Compensation deferred for any Plan Year, all or such portion of the Compensation deferred for such Plan Year shall be credited to the Participant's Stock Unit Subaccount.

                                   ARTICLE III
                             PARTICIPANT SUBACCOUNTS

     3.1 Stock Unit Subaccounts. The portion of the deferred Compensation of a Participant that is to be credited to his Stock Unit Subaccount pursuant to
Section 2.2, shall be credited as a dollar amount to his Stock Unit Subaccount as of the date of the Board meeting or the Company shareholders meeting for which such Compensation would otherwise have been paid to him, and shall be converted as of such date into Stock Units. Such conversion shall be determined by dividing the dollar value of the amount of such deferred Compensation by the Fair Market Value of a share of Common Stock on such conversion date. The number of Stock Units so determined shall be credited to the Participant's Stock Unit Subaccount. Any cash balance remaining in the Participant's Stock Unit Subaccount after such conversion, together with other subsequent credits thereto pursuant to Section 3.2, shall be converted into Stock Units on the next conversion date.

     3.2 Dividends. Additional credits shall be made to a Participant's Stock Unit Subaccount in dollar amounts equal to the cash value (or the fair market value of dividends paid in property other than Common Stock) that the Participant would have received had he been the owner on each record date of a number of shares of Common Stock equal to the number of Stock Units credited to his Stock Unit Subaccount on such date. In the case of a dividend in Common Stock, additional credits will be made to a Participant's Stock Unit Subaccount of a number of Stock Units equal to the number of shares of Common Stock that the Participant would have received had he been the owner on each record date of a number of shares of such Common Stock equal to the number of Stock Units credited to his Stock Unit Subaccount on such date. Any cash dividends (or the value of dividends paid in property other than Common Stock), shall be converted into Stock Units on the next conversion date as set forth in Section 3.1.

     3.3 Adjustments. The aggregate number of shares of Common Stock that may be issued under the Plan and the number of Stock Units in each Stock Unit Subaccount shall all be appropriately adjusted as the Committee may determine for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, spin-off, stock distribution or combination of shares, or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company. Adjustments under this Section 3.3 shall be made in the sole discretion of the Committee, and its decisions shall be binding and conclusive.

     3.4 Cash Subaccounts. The balance of a Participant's Cash Subaccount shall be credited with interest at the Crediting Interest Rate monthly, compounded annually, until such balance has been distributed to the Participant or his beneficiaries.

     3.5 Account Statements. The Committee shall provide each Participant with a written statement of his Stock Unit Subaccount and his Cash Subaccount at least annually. Each Stock Unit Subaccount and each Cash Subaccount shall be maintained on the books of the Company until full payment of the balance thereof has been made to the applicable Participant (or the beneficiaries of a deceased Participant). Except as provided in Section 7.2 below, no funds shall be set aside or earmarked for any Subaccount, which shall be purely a bookkeeping device.


                                   ARTICLE IV
                     DISTRIBUTION OF COMPENSATION DEFERRALS

     4.1. Cessation of Deferrals. All Compensation deferrals shall cease upon a Participant's Termination Date.

     4.2. Manner of Distribution. Each Participant shall elect, at the time the Participant initially elects a Compensation deferral under Section 2.1 above, the manner of the distribution of his Account upon his Termination Date. The Participant may elect to have his Account distributed after his Termination Date as follows:

          (a)   in a lump sum distribution; or

          (b) in substantially equal monthly installment payments over a fixed period of 5, 10 or 15 years.

     If the Participant fails to elect a manner of distribution, the Participant's Account will be distributed in a manner selected by the Committee. If the amount in a Participant's Account on, or at any time after, the Participant's Termination Date is less than $5,000, the Committee shall cause the amount in such Account to be distributed to the Participant or his beneficiary in a single lump sum as soon as practicable.

     4.3. Time of Distribution. Distribution of a Participant's Account shall be made or commence as soon as practicable after the Participant's Termination Date.

     4.4. Form of Distribution. The balance of a Participant's Stock Unit Subaccount shall be distributed in shares of Common Stock or in cash as designated by the Participant (or his beneficiaries in the event of his death) by written notice delivered to the Committee prior to the applicable distribution date. If a timely designation is not received by the Committee, distribution shall be made in cash or in Common Stock as the Committee shall decide. In all events, a distribution of the balance of a Participant's Stock Unit Subaccount in installments, pursuant to clause (b) of Section 4.2, shall be made in cash. In the event of a distribution in Common Stock, a certificate representing a number of shares of Common Stock equal to the number of Stock Units in the Participant's Stock Unit Subaccount, registered in the name of the Participant (or his beneficiaries), and any remaining cash in the Stock Unit Subaccount shall be distributed to the Participant (or his beneficiaries). In the event of a cash distribution, the Participant (or his beneficiaries) shall receive an amount in cash equal to the aggregate of (i) the number of Stock Units in the Stock Unit Subaccount to be distributed multiplied by the Fair Market Value of a share of Common Stock on the applicable distribution date, and
(ii) any remaining cash in the Stock Unit Subaccount.

     B. The balance of a Participant's Cash Subaccount shall be distributed to the Participant (or his beneficiaries) in cash.

     4.5. Distribution Due to Death. If a Participant dies before complete distribution of his Account, any remaining amount in the Participant's Account shall be distributed to the beneficiary last designated by the Participant in writing, on a form delivered to the Committee prior to death, in a single lump sum payment. If a Participant has not designated a beneficiary under the Plan, or if no designated beneficiary is living on the date for distribution hereunder, the amount distributable pursuant to this Section shall be distributed to the Participant's estate. A deceased Participant's Stock Unit Subaccount will continue to be based upon Stock Units in accordance with Sections 3.1 and 3.2 until such Subaccount is fully distributed. Interest shall be credited to a deceased Participant's Cash Subaccount at the Crediting Interest Rate in accordance with Section 3.3 until such Subaccount is fully distributed.

     4.6. Change in Distribution Election. The Committee may permit a Participant to change his election pursuant to Section 4.2 as to the manner of distribution of his Account. A Participant may request such change by written instrument filed with the Committee. In the event a Participant changes his election as to the manner of distribution within 12 months prior to his Termination Date, the amount distributable from such Participant's Account will be reduced by 10 percent. This reduction is intended to discourage a Participant from changing his election as to the manner of distribution and prevent a Participant from being deemed in constructive receipt of his Account upon his Termination Date.

     4.7. Unscheduled Withdrawal Right. A. A Participant may request an unscheduled withdrawal of all or any portion of his Account during the period he serves as a Director by written notice to the Committee, provided that the amount distributable from such Participant's Account will be reduced by 10 percent. If a Participant elects an unscheduled withdrawal under this Section while a Director, the Participant will not be permitted to elect a Compensation deferral for a period of twelve months following the date of such withdrawal. This reduction and ineligibility period is intended to discourage Participants from requesting unscheduled withdrawals (other than on account of an unforeseeable emergency pursuant to Section 4.8) and prevent Participants from being deemed in constructive receipt of their Accounts. A distribution pursuant to this Section 4.7 shall be in a lump sum and made pursuant to the form of distribution set forth in Section 4.4.

     B. Notwithstanding the foregoing, if a Participant requests an unscheduled withdrawal within the two year period immediately following a Change in Control of the Company, the amount distributable from such Participant's Account will be reduced by six percent (rather than 10 percent, as provided above). For purposes of this paragraph B, a "Change in Control" of the Company shall be deemed to have occurred if:

          (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person shall be deemed to be the "beneficial owner" of all shares that any such person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants, options or otherwise, without regard to the sixty day period referred to in such Rule), directly or indirectly, of securities representing 25% or more of the combined voting power of the Company's then outstanding securities; provided, however, that for this purpose, beneficial ownership shall not include shares acquired: (i) directly from the Company; (ii) in any merger or other business combination of the Company with one or more other corporations as a result of which the holders of the outstanding voting stock of the Company immediately prior to such merger or other business combination own 60 percent or more of the voting stock of the surviving or resulting corporation; or (iii) by any employee benefit plan (or related trust) sponsored or maintained by the Company;

          (b) at any time during any period of two consecutive years (not including any period prior to May 1, 1997) individuals who at the beginning of such period constituted the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

          (c) there is a merger or other business combination of the Company with one or more other corporations as a result of which the holders of the outstanding voting stock of the Company immediately prior to such merger or other business combination own less than 60 percent of the voting stock of the surviving or resulting corporation.

     4.8. Hardship Distribution. On account of an unforeseeable emergency, a Participant may request, by writing filed with the Committee, that a distribution be made to him of all or part of the amount then credited to his Account. The Committee will approve such a distribution to the Participant only in the event of an unforeseeable emergency. An "unforeseeable emergency" is an unanticipated emergency that is caused by an event beyond the control of the Participant and that would result in severe financial hardship to such Participant if early withdrawal were not permitted. An unforeseeable emergency that results in severe financial hardship is an unexpected illness or accident of the Participant or a dependent, loss of a Participant's property due to casualty, or other similar, extraordinary, unforeseeable circumstances beyond the control of the Participant. The severe financial hardship may not be relieved by an early distribution under the Plan to the extent it might otherwise be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of a Participant's assets, or by cessation of Compensation deferrals under the Plan. Any hardship distribution under this Section will be limited to the amount necessary to meet the emergency. A distribution under this Section shall be in a lump sum and made pursuant to the form of distribution set forth in Section 4.4.


                                    ARTICLE V
                           ADMINISTRATION OF THE PLAN

     5.1. Administration by the Committee. The Committee shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof.

     5.2. Powers and Duties of Committee. The Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan. The Committee shall interpret the Plan and shall determine all questions arising in the administration, interpretation, and application of the Plan, including but not limited to, questions of eligibility and the status and rights of Participants and other persons. Any such determination by the Committee shall presumptively be conclusive and binding on all persons. The regularly kept records of the Company shall be conclusive and binding upon all persons with respect to all matters contained therein relating to Participants. All rules and determinations of the Committee shall be uniformly and consistently applied to all persons in similar circumstances.


                                   ARTICLE VI
                            AMENDMENT OR TERMINATION

     6.1. Amendment or Termination. The Company intends the Plan to be permanent but reserves the right to amend or terminate the Plan. Any such amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date of such resolution. The Company specifically reserves the right to amend the Crediting Interest Rate provided for in Section 1.9, provided that any such change will not reduce the amount of interest credited to a Participant's Cash Subaccount prior to, or otherwise reduce the amount in a Participant's Cash Subaccount as of, the effective date of the amendment.

     6.2. Effect of Amendment or Termination. No amendment or termination of the Plan shall divest any Participant or beneficiary of the amount in the Participant's Account, or of any rights to which the Participant would have been entitled if the Plan had been terminated immediately prior to the effective date of such amendment. Upon termination of the Plan, distribution of Participants' Accounts shall be made to Participants or their beneficiaries in the manner provided by Sections 4.1, 4.2, 4.3 and 4.4, unless the Company determines to distribute all Accounts in lump sums. No Compensation deferrals shall be permitted after termination of the Plan.


                                   ARTICLE VII
                               GENERAL PROVISIONS

     7.1. Participants' Rights Unsecured. Except as set forth in Section 7.2, the Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any benefits hereunder. The right of a Participant or a Participant's beneficiary to receive a distribution of the Participant's Account hereunder shall be an unsecured claim against the general assets of the Company, and neither the Participant nor a beneficiary shall have any rights in or against any specific assets of the Company.

     7.2. Trust Agreement. Notwithstanding the provisions of Section 7.1, the Company shall enter into a trust agreement ("Trust Agreement") whereby the Company shall agree to contribute to a trust ("Trust") for the purpose of accumulating assets to assist the Company in fulfilling its obligations to Participants hereunder. Such Trust Agreement shall be substantially in the form of the model trust agreement set forth in Internal Revenue Service Revenue Procedure 92-64, or any subsequent Internal Revenue Service Revenue Procedure, and shall include provisions required in such model trust agreement that all assets of the Trust shall be subject to the creditors of the Company in the event of insolvency.

     7.3. No Guaranty of Benefits. Nothing contained in the Plan shall constitute a guaranty by the Company or any other person or entity that the assets of the Company will be sufficient to pay any benefit hereunder. No Participant or other person shall have any right to receive a benefit or a distribution of an Account under the Plan except in accordance with the terms of the Plan.

     7.4. No Enlargement of Rights. Establishment of the Plan shall not be construed to give any Participant the right to be retained as a Director.

     7.5. Spendthrift Provision. No interest of any person or entity in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

     7.6. Applicable Law. The Plan shall be construed and administered under the laws of the State of Illinois except to the extent preempted by federal law.

     7.7. Incapacity of Recipient. Subject to applicable state law, if any person entitled to a payment under the Plan is deemed by the Committee to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Committee may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company, the Committee, and the Plan therefor.

     7.8. Corporate Successors. The Plan shall not be automatically terminated by a transfer or sale of assets of the Company, or by the merger or consolidation of the Company into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, the Plan shall terminate subject to the provisions of Sections 6.1 and 6.2.

     7.9. Unclaimed Benefit. Each Participant or beneficiary shall keep the Committee informed of his current address. The Committee shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Committee within three years after the date on which payment of the Participant's benefits under the Plan may first be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of the Participant, the Committee is unable to locate any beneficiary of the Participant, and, if the Participant is deceased, payment to the Participant's estate is impracticable for any reason, then the Company shall have no further obligation to pay any benefit hereunder to such Participant or beneficiary or any other person and such benefit shall be irrevocably forfeited.

     7.10. Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, none of the Company, any member of the Committee, nor any individual acting as an employee or agent of the Company or the Committee, shall be liable to any Participant, former Participant or any beneficiary or other person for any claim, loss, liability or expense incurred in connection with the Plan.

     7.11. Claims Procedure. If a Participant's or beneficiary's claim for benefits under the Plan is denied in whole or in part by the Committee, the Committee will notify the Participant (or beneficiary) of the denial. Such notification will be made in writing, within 90 days of the date the claim is received by the Committee. The notification will include: (i) the specific reasons for the denial; (ii) specific reference to the Plan provisions upon which the denial is based; (iii) a description of any additional information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the applicable review procedures. A claim will be deemed denied if a notification of denial is not received by the Participant (or beneficiary) within 90 days of the date the claim is received by the Committee.

     The Participant (or beneficiary) has 60 days from the date he receives notice of a claim denial, or the date the claim is deemed denied, to file a written request for review of the denial with the Committee. The Committee will review the claim denial and inform the Participant (or beneficiary) in writing of its decision within 60 days of the date the claim review request is received by the Committee. This decision will be final.

     7.12. Internal Revenue Service Action. Notwithstanding anything to the contrary contained in the Plan, (a) if the Internal Revenue Service prevails in a claim by it that amounts credited to a Participant's Account, and/or earnings thereon, constitute taxable income to the Participant or his beneficiary for any taxable year of his, prior to the taxable year in which such credits and/or earnings are distributed to him, or (b) legal counsel satisfactory to the Company, and the applicable Participant or his beneficiary, renders an opinion that the Internal Revenue Service would likely prevail in such a claim, the balance of such Participant's Account shall be immediately distributed to the Participant or his beneficiary. For purposes of this Section, the Internal Revenue Service shall be deemed to have prevailed in a claim if such claim is upheld by a court of final jurisdiction, or if the Company, or a Participant or beneficiary, based upon an opinion of legal counsel satisfactory to the Company and the Participant or his beneficiary, fails to appeal a decision of the Internal Revenue Service, or a court of applicable jurisdiction, with respect to such claim, to an appropriate Internal Revenue Service appeals authority or to a court of higher jurisdiction, within the appropriate time period.

     7.13. Withholding. The Company shall withhold from any deferred Compensation, or any payments made pursuant to Article IV or VI, any amounts required by applicable federal, state and local tax laws and regulations thereunder. A Participant may pay any applicable taxes due with respect to any shares of Common Stock distributed under the Plan in cash or in Common Stock, either by having the Company withhold a portion of the shares of Common Stock otherwise distributable, or by delivering to the Company shares of Common Stock otherwise owned by the Participant.

     7.14. Notice. Any notice under the Plan shall be in writing, or by electronic means, and shall be received when actually delivered, or mailed postage paid as first class U.S. Mail. Notices shall be directed to the Company at its principal business office at 455 North Cityfront Plaza Drive, Chicago, Illinois 60611-5504, to a Director at the address stated on the records of the Company, and to a beneficiary entitled to benefits at the address stated in the Participant's beneficiary designation, or to such other addresses any party may specify by notice to the other parties.

     7.15. Shares Issued under the Plan. Shares of Common Stock distributed under the Plan may be treasury shares of the Company or shares purchased on the open market. The Company shall reserve such number of shares of Common Stock as may be issuable under the Plan.

     7.16. Postponement of Issuance of Common Stock. The Committee may postpone any issuance of Common Stock pursuant to the Plan for such time as the Committee, in its sole discretion, may deem necessary in order to permit the Company (i) to effect, amend or maintain any necessary registration of the Plan, or the shares of Common Stock issuable under the Plan, under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction, (ii) to permit any action to be taken in order to (A) list such shares of Common Stock on a stock exchange if shares of Common Stock are then listed on such exchange, or (B) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock, including any rules or regulations of any stock exchange on which the shares of Common Stock are listed, or (iii) to determine that such shares of Common Stock and the Plan are exempt from such registration or that no action of the kind referred to in
(ii)(B) above needs to be taken; and the Company shall not be obligated by virtue of any terms and conditions of any provision of the Plan to issue shares of Common Stock in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof. Neither the Company nor its directors or officers shall have any obligation or liability to any Participant or to any other person with respect to any shares of Common Stock because of such postponement of issuance.

     IN WITNESS WHEREOF, this amendment and restatement of the Plan has been executed on behalf of the Company on this day of , 1997.

                         ILLINOIS CENTRAL CORPORATION



                         By: